Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

          The expenses in connection with the issuance and distribution of $325,000,000 aggregate principal amount of 5.795% Senior Notes due March 15, 2040 of Puget Sound Energy, Inc., registered pursuant to Registration Statement (Registration No. 333-157960) on Form S-3 filed on March 13, 2009, as amended by Post-Effective Amendment No. 1 filed on January 15, 2010 and Post-Effective Amendment No. 2 filed on January 15, 2010 and effective on January 25, 2010, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “Commission”) registration fee, which was previously paid to the Commission.

Securities and Exchange Commission registration fee	$23,173
Printing expenses	$17,500
Legal fees and expenses	$185,000
Accounting fees and expenses	$50,000
Rating Agency expenses	$185,000
Miscellaneous	$24,327
Total	$485,000